                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Tierney his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute and file a registration statement on Form N-4 pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 with respect to any variable annuity products funded through one or more separate accounts of UNUM Life Insurance Company of America, and any and all amendments (including post-effective amendments) and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

WITNESS my signature on the date set forth below:

SIGNATURE                   TITLE                          DATE
---------                   -----                          ----
/s/ James F. Orr III        Director, Chairman             March 11, 1998
---------------------       & CEO                          --------------
James F. Orr III


/s/ Elaine D. Rosen         Director and President         March 6, 1998
---------------------                                      --------------
Elaine D. Rosen


/s/ Thomas G. Brown         Director and                   March 27, 1998
---------------------       Executive Vice President       --------------
Thomas G. Brown


/s/ Peter J. Moynihan       Director and                   March 13, 1998
---------------------       Senior Vice President          --------------
Peter J. Moynihan


/s/ Diane M. Garofalo       Senior Vice President          March 17, 1998
---------------------                                      --------------
Diane M. Garofalo

                               POWER OF ATTORNEY

I, an undersigned Director of UNUM Life Insurance Company of America ("UNUM"), hereby appoint Kevin J. Tierney, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my stead, in any and all capacities to execute and file a registration statement on Form N-4 pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 with respect to any variable annuity products funded through one or more separate accounts of UNUM, and any and all amendments (including post-effective amendments) and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


WITNESS my signature on the date set forth below:

NAME                            TITLE                   DATE
----                            -----                   ----

/s/ Eileen C. Farrar            Director                April 6, 1998
--------------------
Eileen C. Farrar